Exhibit 99.1

MCKESSON UPDATES FISCAL 2017 GUIDANCE

SAN FRANCISCO, June 29, 2016—McKesson Corporation (NYSE:MCK) today announced that for the fiscal year ending March 31, 2017, the company has updated its previous guidance range of $13.30 to $13.80 per diluted share to a new range of $13.43 to $13.93 per diluted share, which continues to exclude approximately 12 to 15 cents in expected charges from Adjusted Earnings related to the Cost Alignment Plan the company announced in March 2016.

The updated outlook is driven by the early adoption of Accounting Standards Update 2016-09 as released by the Financial Accounting Standards Board, which relates to stock-based compensation, and the impact of foreign currency exchange effects, specifically related to British pound sterling-denominated activity. The change in accounting for stock-based compensation will drive an increase of approximately twenty cents per diluted share in Fiscal 2017, offset by approximately seven cents per diluted share in incremental impact from our original assumption related to foreign currency exchange effects. Excluding these two items, the underlying key Fiscal 2017 assumptions provided in McKesson’s press release on May 4, 2016 are unchanged.

McKesson is hosting its Investor Day today in Boston, Massachusetts. A webcast of the presentation is available through McKesson’s website, www.mckesson.com, live from 9:00 AM to 1:00 PM ET today and on replay afterwards. Shareholders are encouraged to review McKesson’s SEC reports, which are available at www.mckesson.com under the “Investors” tab.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies, and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

###

Contact:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com